10:42:01 AM                                             EXHIBIT 99. 2


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1994-B

                            KEY PERFORMANCE FACTORS
                                    AUGUST, 1996



        Expected B Maturity                                        9/15/99


        Blended Coupon                                            5.64094%


        Excess Protection Level
          3 Month Average                                            5.25%
        August, 1996                                                 5.71%
        July, 1996                                                   4.61%
        June, 1996                                                   5.45%


        Cash Yield                                                  17.70%


        Investor Charge Offs                                         4.00%


        Base Rate                                                    7.99%


        Over 35 Day Delinquency                                      4.35%


        Seller's Interest                                           11.65%


        Total Payment Rate                                          11.58%


        Total Principal Balance                         $17,417,329,014.31


        Investor Participation Amount                    $1,000,000,000.00


        Seller Participation Amount                      $2,029,454,014.31